AMENDMENT AND CONFIRMATION
                                       OF
                          COLLATERAL ACCOUNT AGREEMENT,
                            COMPANY PLEDGE AGREEMENT
                                       AND
                           COMPANY SECURITY AGREEMENT


                  This AMENDMENT AND CONFIRMATION OF COLLATERAL AMOUNT AGREEMENT, COMPANY PLEDGE AGREEMENT AND COMPANY SECURITY AGREEMENT (this "Amendment and Confirmation") is dated as of December 20, 1996 and is made by REGENCY HEALTH SERVICES, INC., a Delaware corporation ("Company"), in favor of NATIONSBANK OF TEXAS, N.A., as agent for and representative of (in such capacity herein called "Secured Party") the financial institutions ("Lenders") party to the Amended and Restated Credit Agreement referred to below.

                                    RECITALS

                  WHEREAS, Company, Secured Party and certain of the Lenders have entered into a Credit Agreement dated as of December 28, 1995 (said Credit Agreement, as amended by the First Amendment and Waiver to Credit Agreement dated as of April 22, 1996, and the Second Amendment to Credit Agreement and Approval dated as of June 20, 1996, the "Existing Credit Agreement");

                  WHEREAS, in connection with the Existing Credit Agreement, Company executed and delivered in favor of Secured Party (i) that certain
Collateral Account Agreement (the "Collateral Account Agreement"), (ii) that certain Company Pledge Agreement dated as of December 25, 1995 (as amended, the "Company Pledge Agreement") and (iii) that certain Company Security Agreement dated as of December 25, 1995 (as amended, the "Company Security Agreement"; and, together with the Collateral Account Agreement and Company Pledge Agreement, the "Company Collateral Documents");

                  WHEREAS, Company, Secured Party and Lenders will enter into that certain Amended and Restated Credit Agreement dated as of the date hereof which increases the Commitments from $50,000,000 to $100,000,000 and amends and restates the Existing Credit Agreement in its entirety (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Amended and Restated Credit Agreement");

                  WHEREAS, Company and Secured Party desire to enter into this Amendment and Confirmation in order to, among other things, amend the Company Collateral Documents and confirm the continuation of Company's obligations under the Company Collateral Documents in respect of the Obligations (including, without limitation, Obligations in respect of the increased Commitments) under the Amended and Restated Credit Agreement;

                  WHEREAS, it is a condition precedent to the initial extensions of credit by Lenders under the Amended and Restated Credit Agreement that Company shall have executed and delivered this Agreement.

                  NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and issue Letters of Credit under the Amended and Restated Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company hereby agrees with Secured Party as follows:

                  SECTION 1. Definitions. Unless otherwise indicated or the context clearly requires otherwise, capitalized terms used in this Amendment and Confirmation without definition shall have the respective meanings given thereto in the Amended and Restated Credit Agreement.

                  SECTION 2.  Amendments to the Company Collateral Documents.

                  2.1. Collateral Account Agreement. Paragraph A of the Preliminary Statements of the
Collateral Account Agreement is hereby amended by deleting such paragraph in its entirety and substituting therefor the following:

                           "A.      Secured Party and Lenders have entered into
a Credit Agreement dated as of
December 28, 1995, as amended by the First Amendment and Waiver to Credit Agreement dated as of April 22, 1996, and the Second Amendment to Credit Agreement and Approval dated as of June 20, 1996, as amended and restated in full by the Amended and Restated Credit Agreement dated as of December 20, 1996 (said Credit Agreement, as so amended and restated and as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Pledgor and NationsBanc Capital Markets, Inc., as Arranger, pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Pledgor."

                  2.2.     Company Pledge Agreement.

                  A. Preliminary Statements. Paragraphs B and C of the Preliminary Statements of the Company
Pledge Agreement are hereby amended by deleting such paragraphs in their entirety and substituting therefor the following:

                           "B. Secured Party, NationsBanc Capital Markets, Inc., as Arranger, and Lenders have entered into a Credit Agreement dated as of December 28, 1995, as amended by the First Amendment and Waiver to Credit Agreement dated as of April 22, 1996, and the Second Amendment to Credit Agreement and Approval dated as of June 20, 1996, as amended and restated in full by the Amended and Restated Credit Agreement dated as of December 20, 1996 (said Credit Agreement, as so amended and restated and as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Pledgor pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Pledgor.

                           C.       Pledgor may from time to time enter into one
or more Hedge Agreements
(collectively, the "Lender Interest Rate Agreements") with one or more Lenders (in such capacity, collectively, "Interest Rate Exchangers") in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Pledgor under the Lender Interest Rate Agreements, including without limitation the obligation of Pledgor to make payments thereunder in the event of early termination thereof, together with all obligations of Pledgor under the Credit Agreement and the other Loan Documents, be secured hereunder."

                           B.       Additional Pledged Collateral.  Schedule I
of the Company Pledge Agreement is
hereby amended by adding thereto the following Pledged Stock (as defined in the Company Pledge Agreement):

                           Class of Stock/      Stock          Number of Shares
        Stock Issuer          Par Value     Certificate Nos.  (% of Outstanding)
      Regency -              Common Stock/                           1,000
   North Carolina, Inc.      No Par Value         1                   100%


Regency - Tennesee, Inc.     Common Stock/                            100
                             No Par Value         1                   100%

                  2.3. Company Security Agreement. Paragraphs A and B of the Preliminary Statements of the
Company Security Agreement are hereby amended by deleting such paragraphs in their entirety and substituting therefor the following:

                           "A. Secured Party, NationsBanc Capital Markets, Inc., as Arranger, and Lenders have entered into a Credit Agreement dated as of December 28, 1995, as amended by the First Amendment and Waiver to Credit Agreement dated as of April 22, 1996, and the Second Amendment to Credit Agreement and Approval dated as of June 20, 1996, and as amended and restated in full by the Amended and Restated Credit Agreement dated as of December 20, 1996 (said Credit Agreement, as so amended and restated, and as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Grantor pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Grantor.

                           B.       Grantor may from time to time enter into one
or more Hedge Agreements
(collectively, the "Lender Interest Rate Agreements") with one or more Lenders (in such capacity, collectively, "Interest Rate Exchangers") in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Grantor under the Lender Interest Rate Agreements, including without limitation the obligation of Grantor to make payments thereunder in the event of early termination thereof, together with all obligations of Grantor under the Credit Agreement and the other Loan Documents, be secured hereunder."

                  SECTION 3. Confirmation. Company hereby acknowledges that it has reviewed the terms and provisions of the Amended and Restated Credit Agreement, the Company Collateral Documents and this Amendment and Confirmation and fully understands the ramifications of this Amendment and Confirmation. Company hereby confirms that the Collateral Account Agreement, Company Security Agreement and Company Pledge Agreement will continue to secure to the fullest extent possible the payment and performance of all "Secured Obligations," as defined in the Collateral Account Agreement, Company Security Agreement and Company Pledge Agreement, and that all such "Secured Obligations" shall include, without limitation, all Obligations (including, without limitations, all Obligations in respect of the increased Commitments) under the Amended and Restated Credit Agreement.

                  Company acknowledges and agrees that each Company Collateral Document shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of the Amended and Restated Credit Amendment or this Amendment and Confirmation.

                  SECTION 4.  MISCELLANEOUS

                  A. Reference to and Effect on Company Collateral Documents. On and after the date hereof, each reference in the Collateral Account Agreement, Company Pledge Agreement or the Company Security Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Collateral Account Agreement, Company Pledge Agreement or the Company Security Agreement, and each reference in the other Loan Documents to the Collateral Account Agreement, Company Pledge Agreement or the Company Security Agreement, or "thereunder," "thereof" or words of like import referring to the Collateral Account Agreement, Company Pledge Agreement or the Company Security Agreement shall mean and be a reference to the Collateral Account Agreement, Company Pledge Agreement or the Company Security Agreement, as applicable, as amended and confirmed by this Amendment and Confirmation.

                  B. Fees and Expenses. Company acknowledges that all reasonable costs, fees and expenses as described in subsection 11.2 of the Existing Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and Confirmation and the documents and transactions contemplated hereby shall be for the account of Company.

                  C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment and Confirmation for any other purpose or be given any substantive effect.

                  D. Applicable Law. THIS AMENDMENT AND CONFIRMATION AND THE RIGHTS AND OBLIGATIONS OF THE
PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS
OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  E. Counterparts; Effectiveness. This Amendment and Confirmation may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment and Confirmation shall become effective upon the execution and delivery of a counterpart hereof by Company and upon the Closing of the Amended and Restated Credit Agreement.







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

                  IN WITNESS WHEREOF, Company has caused this Amendment and Confirmation to be duly executed and delivered by its officers thereunto duly authorized as of the date first written above.


                                         REGENCY HEALTH SERVICES, INC.,
                                         as Pledgor under the Collateral Account
                                         Agreement and Company Pledge Agreement
                                         and as Grantor under the Company
                                         Security Agreement



                                                 By: __________________________
                                     Title:



Agreed and Accepted:


NATIONSBANK OF TEXAS, N.A.,
as Secured Party under the
Collateral Account Agreement,
Company Pledge Agreement and
Company Security Agreement



By: __________________________
 Title: